                                                                     EXHIBIT 5.1

                          [ROSS & HARDIES LETTERHEAD]


                               November 29, 2001






SPSS Inc.
233 South Wacker Drive
Chicago, Illinois 60606

RE:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by SPSS Inc., a Delaware corporation, (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed merger of Red Sox Acquisition Corp., a wholly-owned subsidiary of the Company, with and into NetGenesis Corp., a Delaware corporation, and the issuance of up to 2,400,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company in exchange for the outstanding shares of common stock of NetGenesis.

         Each term used herein that is defined in the Registration Statement and not otherwise defined herein shall have the meaning specified in the Registration Statement.

         We are familiar with the proceedings to date with respect to the proposed issuance of the Common Stock and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of procedure, law and fact, as we have considered relevant and necessary as a basis for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         Based on the foregoing, and subject to the qualifications set forth hereinafter, we are of the opinion that the Common Stock has been duly authorized and, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein.

SPSS Inc.

November 29, 2001

Page 2




         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     ROSS & HARDIES




                                                     By:  /s/ David S. Guin
                                                          ----------------------
                                                              A Partner